DAVIS VARIABLE ACCOUNT FUND, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)


NOTE 6 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS
	A special meeting of shareholders was held on December 1, 2000. The number of votes necessary to conduct the meeting and approve each proposal was obtained. The results of the votes of shareholders are listed below by proposal.

PROPOSAL 1

Election of Directors

	Davis Value Portfolio

			 For        Withheld

Wesley E. Bass, Jr.     5,982,680       81,396
Jeremy H. Biggs         5,982,680       81,396
Marc P. Blum            5,982,680       81,396
Andrew A Davis          5,982,680       81,396
Christopher C. Davis    5,982,680       81,396
Jerry D. Geist          5,982,680       81,396
D. James Guzy           5,982,680       81,396
G. Bernard Hamilton     5,982,680       81,396
Laurence W. Levine      5,982,680       81,396
Christian R. Sonne      5,982,680       81,396
Marsha Williams         5,982,680       81,396

	Davis Financial Portfolio

			 For        Withheld

Wesley E. Bass, Jr.     717,692      19,995
Jeremy H. Biggs         717,692      19,995
Marc P. Blum            717,692      19,995
Andrew A Davis          717,692      19,995
Christopher C. Davis    717,692      19,995
Jerry D. Geist          717,692      19,995
D. James Guzy           717,692      19,995
G. Bernard Hamilton     717,692      19,995
Laurence W. Levine      717,692      19,995
Christian R. Sonne      717,692      19,995
Marsha Williams         717,692      19,995

	Davis Real Estate Portfolio

			 For        Withheld

Wesley E. Bass, Jr.     281,698        0
Jeremy H. Biggs         281,698        0
Marc P. Blum            281,698        0
Andrew A Davis          281,698        0
Christopher C. Davis    281,698        0
Jerry D. Geist          281,698        0
D. James Guzy           281,698        0
G. Bernard Hamilton     281,698        0
Laurence W. Levine      281,698        0
Christian R. Sonne      281,698        0
Marsha Williams         281,698        0

				      For    Against    Abstained
PROPOSAL 2

To approve of the New Advisory and Sub-Advisory Agreements with Davis Selected Advisers, L.P., and its wholly owned subsidiary, Davis
Selected Advisers - NY, Inc.

	Davis Value Portfolio      5,584,544    216,039       263,493
	Davis Financial Portfolio  670,347      30,176        37,164
	Davis Real Estate Portfolio262,462      5,968         13,268

PROPOSAL 3A
To amend fundamental policies regarding diversification

	Davis Value Portfolio      5,584,544    216,039       263,493
	Davis Financial Portfolio  670,347      30,176        37,164
	Davis Real Estate Portfolio262,462      5,968         13,268



DAVIS VARIABLE ACCOUNT FUND, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)


NOTE 6 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - (Continued)

				     For     Against      Abstained

PROPOSAL 3B
To amend fundamental policies regarding concentration

	Davis Value Portfolio       5,584,544  216,039  263,493
	Davis Financial Portfolio   670,347    30,176   37,164
	Davis Real Estate Portfolio 262,462    5,968    13,268

PROPOSAL 3C
To amend fundamental policies regarding senior securities

	Davis Value Portfolio       5,584,544  216,039   263,493
	Davis Financial Portfolio   670,347    30,176    37,164
	Davis Real Estate Portfolio 262,462    5,968     13,268

PROPOSAL 3D
To amend fundamental policies regarding borrowing

	Davis Value Portfolio       5,584,544  216,039   263,493
	Davis Financial Portfolio   670,347    30,176    37,164
	Davis Real Estate Portfolio 262,462    5,968     13,268

PROPOSAL 3E
To amend fundamental policies regarding underwriting

	Davis Value Portfolio       5,584,544  216,039   263,493
	Davis Financial Portfolio   670,347    30,176    37,164
	Davis Real Estate Portfolio 262,462    5,968     13,268

PROPOSAL 3F
To amend fundamental policies regarding investments in commodities and real estate

	Davis Value Portfolio       5,584,544  216,039   263,493
	Davis Financial Portfolio   670,347    30,176    37,164
	Davis Real Estate Portfolio 262,462    5,968     13,268

PROPOSAL 3G
To amend fundamental policies regarding making loans

	Davis Value Portfolio       5,584,544  216,039   263,493
	Davis Financial Portfolio   670,347    30,176    37,164
	Davis Real Estate Portfolio 262,462    5,968     13,268

DAVIS VARIABLE ACCOUNT FUND, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
June 30, 2001 (Unaudited)


NOTE 6 - MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS - (Continued)

				       For     Against    Abstained

PROPOSAL 4
To ratify the selection of KPMG LLP as independent accountants of the Fund

	Davis Value Portfolio        5,584,544  216,039    263,493
	Davis Financial Portfolio    670,347    30,176     37,164
	Davis Real Estate Portfolio  262,462    5,968      13,268